                                                            Exhibit (1)(A)(10)

                              [LOGO]  ITT HARTFORD


                                   APPLICATION
                                       FOR
                                 LIFE INSURANCE

    AGENT:  THIS NOTICE MUST BE REMOVED AND LEFT WITH THE PROPOSED INSURED(S)

                       HARTFORD LIFE INSURANCE COMPANY
               ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                       NATIONAL SERVICE CENTER ADDRESS:
                                P.O. BOX 59179
                            MINNEAPOLIS, MN  55459

                INVESTIGATIVE CONSUMER REPORT PRE-NOTIFICATION

Federal and state laws require notification that, in connection with your application, we may request an investigative consumer report. In addition, such a report may be requested subsequently to update our records if you apply for additional coverage. You may request to be interviewed in connection with the preparation of the investigative consumer report. Within 5 business days of receiving your written request, we will inform you whether or not an investigative consumer report was requested and, if such a report was requested, the address and telephone number of the investigative agency to which the request was made. By contacting the local office and providing proper identification, you may inspect or, for the appropriate fee, receive a copy of such report. The investigative agency may retain information they gather and disclose it at a later date to other persons.

Typically the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs, if any, living conditions and type of community.

              MEDICAL INFORMATION BUREAU (MIB) PRE-NOTIFICATION

Information regarding your insurability will be treated as confidential. The Hartford Life or ITT Hartford Life and Annuity Insurance Company or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such a company, with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617)426-3660.

The Hartford Life or ITT Hartford Life and Annuity Insurance Company or its reinsurer(s) may also release information in their files to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

                          PERSONAL HISTORY INTERVIEW

To provide you, our client, with the best possible service, we may follow-up your application for insurance with what we call a personal history interview. This is a phone call placed at the request of our underwriting office. Its purpose is to make sure that our application information is accurate and complete.

Our interviewers are trained to conduct their calls in a friendly, professional manner. The nature of the information discussed is always treated as personal and confidential.

Form HL-14619

/ /   HARTFORD LIFE INSURANCE COMPANY APPLICATION FOR LIFE INSURANCE
/ /   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
      HARTFORD CONNECTICUT  06104-2999                     [Logo]  ITT HARTFORD

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1.  PROPOSED INSURED INFORMATION
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a. Name of Proposed Insured      b. Age      c. Date of Birth                   d. Sex

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e. Social Sec. No.                           f. Place of Birth

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g. Residence Address                         h. Business Address

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i. Occupation/Duties

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2.  PROPOSED JOINT INSURED - COMPLETE IF APPLICABLE
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a. Name of Proposed Insured      b. Age      c. Date of Birth      d. Relationship to First Insured      e. Sex

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f. Social Sec. No.                           g. Place of Birth

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h. Residence Address                         i. Business Address

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j. Occupation/Duties

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3.  OWNER/BENEFICIARY INFORMATION
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a. Policy Owner Name and Address       b. Soc. Sec. No. or Tax ID      c. Relationship to Proposed Insured(s)

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d. Primary Beneficiary(s). Give full legal names/address.              e. Relationship to Proposed Insured(s)
f. % of Death Benefit

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g. Contingent Beneficiary. Give full legal name/address.                h. Relationship to Proposed Insured(s)

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4.  PLAN OF INSURANCE/PREMIUM
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a. Plan of Insurance:            b. Initial Premium $              c. Initial Face Amount  $

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d. PREMIUM ALLOCATION. (MUST TOTAL 100%)
   NO. AMER. GOV'T SECURITIES __________%          DIVERSIFIED INCOME __________%              BALANCED __________%
   AMERICAN VALUE __________%                      DIVIDEND GROWTH  __________%
   UTILITIES__________%                            VALUE-ADDED MARKET  __________%
   GLOBAL EQUITY __________%                       EMERGING MARKETS __________%
   CORE EQUITY __________%
   DEVELOPING GROWTH __________%
   MONEY MARKET __________%
   OTHER __________%                               Please Specify Fund ____________________________________________
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5.  REPLACEMENT
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                                                                                                     Applicant
                                                                                                -------------------
Are you purchasing this insurance to replace any life insurance or annuities in-force?          / /  YES    / /  NO

                                                                     ---------
If yes, company ________________________________________________     Estimated

Transfer Amount $______________
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6.  SIMPLIFIED UNDERWRITING: IF THE ANSWERS TO QUESTION 6 ARE "NO", COMPLETE QUESTION 12.  IF ANY ANSWERS ARE "YES",
PLEASE GIVE DETAILS UNDER QUESTION 9 AND CONTINUE BY ANSWERING QUESTIONS 7-12.

                                                                       Insured      Insured      Proposed     Joint
                                                                       --------------------------------------------
FULL UNDERWRITING: ANSWER QUESTIONS 7-12.
                                                                          YES           NO          YES         NO
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a. Have you ever had or been treated for cancer, insulin dependent diabetes, heart attack, chest pain, stroke, central nervous system disorder, muscular disorder or respiratory disorder?

                                                                         / /            / /         / /         / /
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b. In the past 5 years have you had or been treated for a nervous or psychological disorder, epilepsy, emphysema, kidney failure, liver disorder or been advised to have treatment for alcohol or drug abuse?

                                                                         / /            / /         / /         / /
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c. Have you ever been diagnosed as having AIDS, AIDS Related Complex or other immune deficiency disorder?

                                                                         / /            / /         / /         / /
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d. Have you ever been declined for life insurance?

                                                                         / /            / /         / /         / /
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Form HL-14621                                   APPLICATION CONTINUED


-------------------------------------------------------------------------------------------------------------------
7.  FULL UNDERWRITING
PLEASE ANSWER ALL QUESTIONS.  EXPLAIN "YES" ANSWERS UNDER QUESTION 9.
                                                                                            Proposed        Joint
                                                                                            Insured        Insured
                                                                                           ------------------------
                                                                                           YES    NO      YES    NO
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a. During the past 5 years have you consulted a physician or visited a clinic or hospital as a patient?

                                                                                          / /    / /     / /    / /
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b. Have you had insurance offered with an extra premium?

                                                                                          / /    / /     / /    / /
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c. Do you plan to travel or reside outside the United States? (If yes, state when, where, how long)

                                                                                          / /    / /     / /    / /
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d. Have you flown in the past 2 years as a pilot or student pilot? (If yes, give details)

                                                                                          / /    / /     / /    / /
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e. Have you participated in the past 2 years in any type of vehicle racing, sky or scuba diving or hang gliding?

                                                                                          / /    / /     / /    / /
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f. Have you in the past 2 years had motor vehicle moving violations or your license suspended? (If yes, give date, violation, license number and state)

                                                                                          / /    / /     / /    / /
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g. Have you in the past 12 months smoked cigarettes, cigars, pipes or used chewing tobacco? (If yes, specify substance)

                                                                                          / /    / /     / /    / /
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h. Height
                                                                                          ___ft ___in   ___ft ___in
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i. Weight
                                                                                              ____lbs       ____lbs
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8.  HAVE YOU EVER BEEN TREATED FOR:
                                                                                           YES    NO     YES     NO
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a. Heart murmur, high blood pressure or other heart, blood or circulatory disorder, or diabetes (whether or not on insulin)?

                                                                                          / /    / /     / /    / /
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b. Convulsions, brain or spinal cord disorders?

                                                                                          / /    / /     / /    / /
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c. Any disease of the bones, lymph glands, stomach, intestines or any immune disorder?

                                                                                          / /    / /     / /    / /
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9.  GIVE COMPLETE DETAILS INCLUDING NAMES AND ADDRESSES OF DOCTORS AND HOSPITALS
-------------------------------------------------------------------------------------------------------------------

Ques No.

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-------------------------------------------------------------------------------------------------------------------


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10.  OTHER INSURANCE IN FORCE/APPLIED FOR
                                                                                          YES     NO     YES     NO
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   Do you have life insurance in force or applied for? (Give company, amount, plan, year of issue and if Waiver of
   Premium and Accidental Death Benefits are included)

                                                                                          / /    / /     / /    / /
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


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11.  QUESTION FOR APPLICANT
                                                                                                        Applicant
                                                                                                      ------------
                                                                                                      YES       NO
------------------------------------------------------------------------------------------------------------------

    If we are unable to issue a life insurance policy, do you wish to apply for an annuity?           / /      / /


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12.  SUITABILITY
                                                                                                        Applicant
                                                                                                      ------------
                                                                                                      YES       NO
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a. Do you believe that this policy is consistent with your insurance needs and financial objectives?
                                                                                                      / /       / /
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b. Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable accounts?
                                                                                                      / /       / /
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c. Do you understand that the policy values may increase or decrease, depending on the investment performance of the variable accounts?
                                                                                                      / /        / /
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d. Did you receive the current prospectus for the life policy applied for?
                                                                                                      / /        / /
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e. Do you understand that the initial premium will be allocated to the Money Market Sub-Account until the expiry of the Right to Examine Policy period?
                                                                                                      / /        / /
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Form HL-14621                                  APPLICATION CONTINUED

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13.  AGREEMENT AND ACKNOWLEDGEMENT AND AUTHORIZATION
-------------------------------------------------------------------------------
   AGREEMENT AND ACKNOWLEDGEMENT
   Each of the undersigned declares that: the statements and answers contained in this application are complete and true to the best of each person's knowledge and belief; and each agrees that coverage can take effect only if the Proposed Insured(s) is/are alive and all answers material to the risk are still true and complete when the policy is delivered and paid for. I/We agree that the statements and answers contained in this application shall form the basis of any contract for life insurance that may be issued; and a copy of this application shall be attached to and made part of the policy.

   I certify that my correct Tax I.D. Number is shown below. I also certify that I am not subject to backup withholding.

   Except as provided in the Conditional Receipt with the same date as this application, the insurance applied for will not take effect until: (a) the policy is issued, delivered to the policyholder; and (b) the initial premium is paid; while (c) each Proposed Insured(s) is/are living and his/her insurability is the same as described in this application.

   If the initial premium accompanies this application, I/we acknowledge possession of the Conditional Receipt and certify that I//we have read it. The terms and conditions of the receipt, to which I/we agree, have been explained to me/us fully by the agent and I/we understand them.

   I/We agree that only an Officer of the Company may alter the terms of the application, the Conditional Receipt or the policy, or waive any of the Company's rights or requirements.

   AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION
   I/We authorize: 1) any licensed physician, medical practitioner, hospital, clinic or any other medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person that has any records or knowledge of me/us or my/our health to give this data to Hartford Life or ITT Hartford Life and Annuity Insurance Company (Hartford) or its reinsurers, 2) the medical, surgical, drug or alcohol use, mental health or emotional health information requested to be used to determine my/our insurability and/or eligibility for any benefits in the event of a claim, 3) Hartford or its reinsurers to give any information about me/us or my/our health to the Medical Information Bureau, other insurance companies in which I/we may have policies, or to whom I/we may apply, or to whom a claim for benefits may be submitted and as may be required by law.

   I/We understand that if I/we request details about any of the medical information gathered about me/us or my/our children which relates to this application; (a) the medical information; and, (b) the identity of the medical care institution or the medical person who provided the information; shall be released to me/us or to a licensed medical person of my/our choice.

   Upon written request, I/we will receive details of the method I/we must use to exercise my/our right to access, correct and amend any information gathered about me/us or my/our children which relates to this application. I/we may revoke, in writing, the right to use this consent form except to the extent that action has already been taken.

   This consent form will expire: two years from the date of the contract; or, one year from the date below, if no contract has yet been issued. I/We know that I/we may request to receive a copy of this authorization. A photocopy of this consent form is as valid as the original.

   Signed at ___________________ this_____ day of________________ 19_______.


   ____________________________________     ___________________________________
     Signature of Proposed Insured          Signature of Proposed Joint Insured
        (Parent or Guardian if                    (Parent or Guardian if
        under 15 years of Age)                     under 15 years of Age)


   ____________________________________     ___________________________________
       Signature of Licensed Agent/             Signature of Applicant/Owner
        Registered Representative             if other than Proposed Insured(s)

Owner's Social Security/Tax I.D. No. ________ $ ________________________________
                                                Amount Received with Application


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Form HL-14621                                     APPLICATION CONTINUED

-------------------------------------------------------------------------------
   AGENT INFORMATION - COMPLETE FOR ALL APPLICATIONS.
-------------------------------------------------------------------------------


1. Do you have knowledge or reason to believe that replacement of existing life insurance or annuities is involved in this transaction?

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2.  Personal History Interview
    Most convenient time to call   / / Morning   / / Afternoon    / / Evening
    Place to call     / / Home       / / Business     / / Phone number
____________________________

     May we interview the Spouse or an adult member of the family:
    / / Yes             / / No

     Show any unusual name pronunciation phonetically.
________________________________________________

-------------------------------------------------------------------------------


3. Estimated annual income, net worth and marital status of Proposed Insured(s) and Applicant (if different)?

-------------------------------------------------------------------------------


4. Give the purpose of this insurance and the nature of the Owner/Applicant's insurance interest.

-------------------------------------------------------------------------------
     REMARKS - IDENTIFY QUESTION AND GIVE DETAILS
-------------------------------------------------------------------------------





-------------------------------------------------------------------------------
     PRODUCER CERTIFICATION - COMPLETE FOR ALL APPLICATIONS.
-------------------------------------------------------------------------------

1. I CERTIFY that I asked each question separately; the answers were recorded as given; and, they are complete and accurate to the best of my knowledge and belief.

2. I CERTIFY that I am duly licensed in the state in which this application was signed.

3.  I have given the Proposed Insured(s) the appropriate Disclosure documents.

4.  I CERTIFY that I am a NASD Registered Representative.

5. I have complied with state and federal laws on disclosure, cost comparison and replacement.

6.  I have reviewed the purchase of this insurance policy as to suitability.

7. I have explained to the Applicant that this policy is not effective until a policy is issued by our National Service Center.

8.  I have provided a compliance illustration with this application.

  X
_______________________________________________________________________________
Signature(s) of Writing Agent(s)/Registered Representative      Writing Agent's
                                                                   Code Number

-------------------------------------------------------------------------------
PAY COMMISSIONS AS INDICATED BELOW (COMMISSION SPLITS ARE AT WRITING
AGENT LEVEL)

-------------------------------------------------------------------------------
AGENT NAME         AGENT CODE              SOCIAL SEC/TAX I.D.            SPLIT

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

ITT Hartford Use Only:  F.O.#__________     Staff Code______________

Advanced Und. Code_____________        Marketing Code___________
-------------------------------------------------------------------------------
WHEN CONDITIONAL RECEIPT CAN BE USED
-------------------------------------------------------------------------------
An advance payment may be accepted and the Conditional Receipt may be given ONLY under the following conditions:

  1. The advance premium is equal to the full initial premium.

  2. The answers to Question 6 are "No".

  3. The Proposed Insured(s) appear to be standard risks in all respects.

  4. The Conditional receipt is given and the advance premium is collected only at the time the application is taken and signed.

  5. The application does not contain a request for postdating.

  6. The agent does not make an advance payment for the Proposed Insured or Applicant. If this is done, loss of the agent's license could result.

  7. For policies requiring full underwriting, the Proposed Insured(s) is/are 65 years old or less, age last birthday.

-------------------------------------------------------------------------------


                                                            AGENTS REPORT

                               CONDITIONAL RECEIPT

           FOR LIFE INSURANCE POLICIES REQUIRING FULL UNDERWRITING,
        THIS RECEIPT IS VALID ONLY ON PROPOSED INSURED(S) AGE 65 OR LESS.

If any person proposed for coverage has answered "Yes" to Question 6, no payment may be accepted with the application.

1. NO COVERAGE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY APPLIED FOR UNLESS AND UNTIL ALL THE CONDITIONS OF THIS RECEIPT HAVE BEEN FULFILLED
    EXACTLY:

     (a) The amount of payment taken with the application must be equal to the full initial premium and for the amount of insurance which may become effective prior to delivery of the policy.

     (b) All medical examinations, test, x-rays and electrocardiograms required by the Company must be completed and received at its National Service Center in Minneapolis, Minnesota within 60 days from the date of completion of this application.

     (c) As of the effective date, as defined below, each person proposed for insurance in this application must be a risk insurable in accordance with the Company's rules, limits, and standards for the plan and the amount applied for without any modification either as to plan, amount, riders and/or the rate of premium paid.

     (d) As of the effective date, the state of health and all factors affecting the insurability of each and every person proposed for insurance must be as stated in the application.

2. Subject to the conditions of paragraph 1, insurance, as provided by the terms and conditions of the policy applied for and in use on the effective date, but for an amount not exceeding that specified in paragraph 3, will become effective as of the effective date. "Effective date", as used herein, is the later of: (a) the date of completion of the application, or (b) the date of completion of all medical examinations, tests, x-rays and electrocardiograms required by the Company. The effective date is determined separately for each person proposed for coverage.

3. The total amount of insurance which may become effective on any person proposed for insurance shall not exceed the initial premium plus $500,000.

4. If one or more of the conditions of paragraph 1 have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the applicable payment in exchange for this Receipt.

5. NO AGENT OR ANY OTHER PERSON IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY IN ANY WAY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

If all the conditions are not fulfilled exactly, the insurance will take effect when the policy is delivered to the owner stated in the application; but only if at the time of such delivery there has been no change in insurability as represented in the application.

All premium checks must be made payable to the Insurance Company. Do not make checks payable to the agent or leave the payee blank.

Received a check totaling $ _______________ from _________________________ in connection with the application for life insurance totaling $ ______________, bearing the same date as this Conditional Receipt.

Dated at ______________________ this_______ day of ________________ 19 ____.


                                       ----------------------------------------
                                                   Signature of Agent

   THIS RECEIPT IS TO BE DETACHED AND GIVEN TO THE APPLICANT AT THE TIME OF
                       APPLICATION IF ANY MONEY IS TAKEN